UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 2/16/12

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2012, the Board of Directors of Citizens First Corporation (the “Company”) and Citizens First Bank, Inc., the Company’s wholly owned subsidiary, appointed Steve Marcum, as a Class I director of the Company and of the Bank, effective immediately.  Mr. Marcum was appointed to fill the unexpired term of former director Freddie Travis, which will expire in 2013.

Steve Marcum, 55, is a CPA and currently serves as Executive Vice President and Chief Financial Officer of the Company and of the Bank. Mr. Marcum has served in this role since August of 2009.  He served previously in this role with the Company from October 2005 through January 2008. He was previously employed by Holland CPAs (now Carr, Riggs & Ingram), the Federal Deposit Insurance Corporation, Franklin Bank & Trust Company and Bowling Green Bank & Trust.  Steve received his Master of Business Administration at Western Kentucky University and completed the Graduate School of Banking at the University of Wisconsin-Madison.  He currently serves as a trustee for the Warren County Public Library and is the incoming chairperson of the Kentucky Library Trustees Roundtable.  He previously served as President of the Kentucky State Board of Accountancy and a part-time instructor at Western Kentucky University in Accounting and Finance.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation.

By:	/s/ M. Todd Kanipe
M. Todd Kanipe President, Chief Executive Officer

Dated: February 17, 2012